 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 1.01    Entry into a Material Definitive Agreement.

On April 21, 2021, Evolus, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with SVB Leerink LLC, Stifel, Nicolaus & Company, Incorporated and Cantor Fitzgerald & Co., as representatives of the underwriters named in Schedule A thereto (collectively, the “Underwriters”), in connection with the underwritten public offering, issuance and sale by the Company (the “Offering”) of 9,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). The public offering price was $9.50 per share, and the Underwriters agreed to purchase the Firm Shares pursuant to the Underwriting Agreement at a price of $8.93 per share (the “Purchase Price”). In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an option (the “Option”), exercisable for 30 days, to purchase up to 1,350,000 additional shares of Common Stock at the Purchase Price.

On April 26, 2021, the Company completed the Offering by selling the Firm Shares to the Underwriters at the Purchase Price. The estimated net proceeds to the Company from the Offering, after deducting the Underwriters’ discounts and commissions and the Company’s estimated Offering expenses, are approximately $80.1 million (which may increase to approximately $92.1 million if the Underwriters exercise the Option in full). The Company currently plans to use the net proceeds from the Offering to continue to fund the U.S. growth of Jeuveau®, European pre-launch activities and general corporate purposes.

The Offering was made pursuant to the Company’s (i) effective registration statement on Form S-3 (File No. 333-230466) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on April 15, 2019 and (ii) effective registration statement on Form S-3 (File No. 333-255423) filed with the SEC on April 21, 2021 pursuant to Rule 426(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which became effective as of such filing. A preliminary prospectus supplement relating to the Offering was filed with the SEC on April 21, 2021 (the “Preliminary Prospectus Supplement”), and a final prospectus supplement relating to the Offering was filed with the SEC on April 22, 2021 (the “Final Prospectus Supplement” and together with the Preliminary Prospectus Supplement, the ”Prospectus Supplements”).

The Underwriting Agreement contains customary representations and warranties and also contains customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, the Company and certain of its officers, directors and stockholders have entered into “lock-up” agreements with certain of the Underwriters that, subject to certain exceptions, generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of 60 days from April 21, 2021, the date of the Final Prospectus Supplement.

The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.02    Results of Operations and Financial Condition.

The Prospectus Supplements also contained information regarding the Company’s preliminary estimates of its cash and cash equivalents as of March 31, 2021. Based upon preliminary estimates and information available to the Company as of the date of the Prospectus Supplements, the Company estimated that it had (i) approximately $22.2 million of cash and cash equivalents as of March 31, 2021 and (ii) approximately $47.7 million of cash and cash equivalents on a pro forma basis to give effect to a $25.5 million payment the Company received from Daewoong Pharmaceuticals Co., Ltd. (“Daewoong”) on April 6, 2021 pursuant to the terms of the Confidential Settlement and Release Agreement the Company entered into with Daewoong on March 23, 2021. This estimate of the Company’s cash and cash equivalents and pro forma cash and cash equivalents as of March 31, 2021 is preliminary, has not been reviewed by the Company’s independent registered public accounting firm and is subject to change upon completion of the Company’s financial statement closing procedures. It is possible that the Company or its independent registered public accounting firm may identify items that require the Company to make adjustments to the estimate of the Company’s cash and cash equivalents balance and pro forma cash and cash equivalents balance set forth above, and those changes could be material. Accordingly, undue reliance should not be placed on this preliminary estimate. The preliminary estimate is not necessarily indicative of any future period and should be read together with the section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the

“2020 Annual Report”) titled “Risk Factors” and the Company’s financial statements and the notes to those financial statements contained in the 2020 Annual Report.

The information provided in this Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or Sections 11 and 12(a)(2) of the Securities Act, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
1.1
Underwriting Agreement, dated April 21, 2021, by and between Evolus, Inc. and SVB Leerink LLC, Stifel, Nicolaus & Company, Incorporated and Cantor Fitzgerald & Co., as representatives of the underwriters.

5.1	Opinion of O’Melveny & Myers LLP.
23.1	Consent of O’Melveny & Myers LLP (included in Opinion of O’Melveny & Myers LLP filed as Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: April 26, 2021	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer